EXHIBIT 10.1
SEVENTH AMENDMENT
TO
LOAN AGREEMENT
     This SEVENTH Amendment To Loan Agreement is entered into as of May 4, 2006 (the “Amendment”), by and among Comerica Bank (“Bank”), Safeguard Delaware, inc (“Safeguard Delaware”) and Safeguard Scientifics (Delaware), Inc (“Safeguard Scientifics”; Safeguard Scientifics and Safeguard Delaware are sometimes referred to, individually, as a “Borrower” and collectively, as the “Borrowers”).
Recitals
     Borrowers and Bank are parties to that certain Loan Agreement dated as of May 10, 2002, as amended from time to time, including without limitation by a First Amendment to Loan Agreement dated as of May 5, 2003, a Second Amendment to Loan Agreement dated as of February 12, 2004, a Third Amendment to Loan Agreement dated as of May 8, 2004, a Fourth Amendment to Loan Agreement dated as of September 30, 2004, a Fifth Amendment to Loan Agreement dated as of May 2, 2005, and a Sixth Amendment to Loan Agreement dated as of August 1, 2005 (as so amended, the “Agreement”). The parties desire to further amend the Agreement in accordance with the terms of this Amendment,
     Now, Therefore, the parties agree as follows:
     1. The following definitions are hereby amended in Section 1 of the Agreement to read as follows:
          “Credit Extension” means each Advance, Letter of Credit, Private Partner Guaranty, or any other extension of credit by Bank for the benefit of Borrowers hereunder.
          “Revolving Line” means aggregate Credit Extensions of up to Fifty Five Million Dollars ($55,000,000).
          “Revolving Maturity Date” means May 3, 2007.
     2. The Facility 2 Letter of Credit Line is terminated. All Letters of Credit shall be issued pursuant to Section 2.1(b) of the Agreement, provided the face amount of outstanding Letters of Credit, whether drawn or not, may not exceed Ten Million Dollars ($10,000,000).
     3. Section 5.8 is amended to read as follows: 5.8 Depository Balances. At all times, Borrowers collectively shall maintain in unrestricted deposit accounts maintained by Bank, or in certificates of deposit issued by Bank, or in securities accounts maintained with an affiliate of Bank under securities account control agreements acceptable to Bank, a balance (the “Required Cash Balance”) of cash and Cash Equivalents that is at least equal to One Hundred Percent (100%) of the balance of the outstanding Advances, outstanding Letters of Credit, and outstanding obligations that are subject to, or covered by, any Private Partner Guaranties (the “Guaranteed Obligations”), provided that for the purpose of calculating the Required Cash Balance, (i) the amount of the Guaranteed Obligations shall be the amounts actually outstanding, and not the commitment amount under the loan agreement or other document or instrument under which such Guaranteed Obligations are incurred, and (ii) the amount of the Required Cash Balance in respect of the Private Partner Guaranty made for the benefit of Alliance Holding, Inc. shall be the lesser of $10,000,000 or the outstanding obligations under both the guaranteed and non-guaranteed credit lines available to Alliance Holding, Inc. Borrowers shall maintain their principal depository accounts with Bank. Each Borrower authorizes Bank to decline to honor any checks, drafts or other items of payment or directions to wire or otherwise transfer funds from Bank, and agrees that any securities accounts maintained in connection with this Section 5.8 will be subject to Bank’s right to direct the securities intermediary not to honor payment or transfer instructions if and to the extent that, after giving effect to the payment of any such item or transfer of such funds or assets, Borrowers would not be in compliance with this Section. Borrowers acknowledge that Bank may, similarly, decline to make any Credit Extensions in respect of any facilities covered by a Private Partner Guaranty if, after giving effect to such Credit Extension, Borrowers would not be in compliance with this Section.
     4. Exhibit B to the Agreement (the “Compliance Certificate”) is hereby amended and replaced in its entirety by Exhibit B attached hereto.
     5. Each Borrower grants to Bank a security interest in all of such Borrower’s interest, now owned or hereafter acquired, in any securities accounts or securities entitlements held or maintained by or with Comerica Securities, Inc. or any affiliate of Bank, including all securities, investment property, and financial assets in any such accounts or entitlements and any proceeds thereof. All of such property shall be included in the “Collateral”, and shall secure prompt performance of the Obligations. Each Borrower shall execute such account control agreements and other documents as Bank reasonably requests in connection with the perfection of its security interest in such property.
     6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement.
     7. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     9. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Amendment, duly executed by Borrowers;
               (b) corporate resolutions to borrow, duly executed by each Borrower;
               (c) an Affirmation of Guaranty, duly executed by Safeguard Scientifics, Inc.;
               (d) corporate resolutions to guaranty, duly executed by Safeguard Scientifics, Inc.;
               (e) an amount equal to all Bank Expenses incurred through the date of this Amendment; and
               (f) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SAFEGUARD DELAWARE, INC.

By: Title:	/s/ Christopher J. Davis Vice President

SAFEGUARD SCIENTIFICS
(DELAWARE), INC.

By: Title:	/s/ Christopher J. Davis Vice President

COMERICA BANK

By: Title:	/s/ Mark L. Horn Senior Vice President

EXHIBIT B
COMPLIANCE CERTIFICATE
TO: COMERICA BANK

FROM: SAFEGUARD DELAWARE, INC., SAFEGUARD SCIENTIFICS (DELAWARE), INC.
     The undersigned authorized officer of SAFEGUARD DELAWARE, INC., SAFEGUARD SCIENTIFICS (DELAWARE), INC. hereby certifies that in accordance with the terms and conditions of the Loan Agreement between Borrowers and Bank (the Agreement”), (i) each Borrower is in complete compliance for the period ending                                          with all required covenants except as noted below and (ii) all representations and warranties of each Borrower state din the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies
Guarantor:
10Q	Quarterly within 45 days (excluding fye)	Yes	No
10K	FYE within 90 days	Yes	No

Borrowers:
Quarterly consolidating financials	Quarterly within 45 days (excluding fye)	Yes	No
FYE consolidating financials	FYE within 90 days	Yes	No

Financial Covenant	Required	Actual		Complies
Minimum unrestricted cash at Bank (continuous)	100% of Outstanding Credit Extensions	$___	Yes	No
Maximum Private Partner Company impairment charges	$50,000,000 over term of Agreement	$___	Yes	No

Comments Regarding Exceptions: See attached

Sincerely,

SIGNATURE

TITLE

DATE

BANK USE ONLY

Received by:

AUTHORIZED SIGNER

Date:

Verified:

AUTHORIZED SIGNER

Date:

Compliance Status	Yes	No

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